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                                                                   Exhibit 10.70

                                AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT


         This Amendment No. 2 to Employment Agreement (the "Amendment") is entered into as of December 12, 2000, between Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and Zivi R. Nedivi, an individual (the "Employee").


                                    RECITALS

         The Company and the Employee are parties to that certain Employment Agreement entered into as of March 30, 1999, as amended on December 27, 1999 (the "Employment Agreement"), pursuant to which the Employee is employed as President and Chief Executive Officer of the Company. The Company and the Employee desire to amend the Employment Agreement on the terms and conditions set forth in this Amendment.


                               TERMS OF AGREEMENT

         In consideration of the above recitals and the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. Effective as of January 1, 2001, Section 3(c)(ii) of the Employment Agreement is amended in its entirety by deleting the initial paragraph and subsection (A) thereof and substituting the following:

                  "(ii) Annual Company Bonus. For each calendar year at the end of which year the Employee is employed by the Company:

                           (A) If the Net Income (as hereinafter defined) of the Company for such year is an amount equal to the Company's target net income as determined in the sole discretion of the Board (or the Executive Committee) for such year (the "Target"), the Employee shall be entitled to a bonus (i) in the case of the calendar year ended December 31, 2000, in an amount equal to the Salary of the Employee as of December 31, 2000, (ii) in the case of the calendar year ended December 31, 2001, in an amount equal to $720,000, and (iii) in the case of any subsequent calendar year, in an amount determined by the Board or the Compensation Committee thereof (but not less than the Salary of the Employee as of December 31 of such calendar year) (each such amount being referred to as the "Target Bonus"). For purposes of this Agreement, "Net Income" shall mean actual net income, as determined by the Company in its sole discretion in accordance with GAAP.


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         2. Except as expressly amended hereby, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    KELLSTROM INDUSTRIES, INC.


                                    By: /s/ Fred von Husen
                                        ----------------------------------------
                                         Name: Fred von Husen
                                               ---------------------------------
                                         Title: Executive Vice President
                                                --------------------------------


                                    EMPLOYEE


                                    /s/ Zivi R. Nedivi
                                    --------------------------------------------
                                    Zivi R. Nedivi


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